Exhibit 10.16

Supply and marketing contracts

Supplier: heze zonghoo jianyuan biotech co.,ltd

Buyer: baofeng biotech (beijing) co.,ltd

Contract no.: ZH190410K041B

Signing place: here

1、The table shows the product name、quantity、price and total amount.

No.	Product Name	Quantity (capsule)	Price (yuan/box)	Total Amount
1	LIFE’S NA-NERVONIC ACID CANDY	200000	11	110000
2	OTHER FEE			17
TOTAL	¥ 110017 YUAN

2. Quality standards. The supplier shall meet the standards of the People's Republic of China and ensure product quality.

3. Packaging requirements: the specific packaging requirements shall conform to the national standards.

Place and method of delivery: the place designated by the customer

4. Mode of transportation, arrival and expenses: the freight shall be borne by the buyer.

5. Price and payment method: within three working days from the date of signing the contract (2019-4-10), the deposit of 50% of the product shall be 43,050 yuan and the cost of all packaging materials shall be 23,917 yuan, and the rest of the payment of 43,050 yuan shall be paid before delivery.

6. Place and method of acceptance: the supplier's factory shall conduct inspection, and attach the quality inspection report and the third-party inspection report. If the buyer has any objection, it shall raise it within 7 days after it arrives at the factory.

7.Liability for breach of contract: if either party is unable to perform this contract due to force majeure, it shall promptly notify the other party and provide a certificate issued by the relevant authority within a reasonable period of time. Other conditions shall be subject to the relevant provisions of the contract law of the People's Republic of China.

8. If this contract cannot be performed or needs to be modified during the execution for any reason, it shall be valid only if both parties agree to exchange notes or make another contract. In case of any dispute, both parties may negotiate for settlement. If the negotiation is not satisfactory, either party may resort to the people's court where the contract is signed.

9.Facsimile copies of supply and marketing contracts are valid.